                                                                   EXHIBIT 10.19

                                 AMENDMENT No. 3
                                       AND
                                    ADDENDUM
                                       TO
                            ASSET PURCHASE AGREEMENT

     This AMENDMENT NO. 3 AND ADDENDUM TO ASSET PURCHASE AGREEMENT (this "Amendment") is made and entered into as of this 4th day of October, 2002, by and between VT Halter Marine, Inc., a Delaware corporation (the "Buyer"), on the one hand, and Friede Goldman Halter, Inc., a Mississippi corporation, Halter Marine, Inc., a Nevada corporation, Halter Marine, Inc., a Louisiana corporation, Halter Gulf Repair, Inc., a Delaware corporation, Halter Marine Services, Inc., a Mississippi corporation, Halter Marine Gulfport, Inc., a Nevada corporation, Gulf Coast Fabrication, Inc., a Mississippi corporation, and Halter Marine Pascagoula, Inc., a Delaware corporation, Debtors-in-Possession (collectively the "Seller") under jointly administered Case No. 01-52173 in the United States Bankruptcy Court in the Southern District of Mississippi filed on April 19, 2001. (All capitalized terms used but not defined herein shall have the same definitions for such terms as set forth in the Purchase Agreement referred to below.)

     WHEREAS, Vision Technologies Kinetics, Inc., a Delaware corporation ("VTK"), and Seller entered into that certain Asset Purchase Agreement, made and entered into as of July 23, 2002, as amended (the "Purchase Agreement"), pursuant to which Seller agreed to sell, and VTK agreed to buy, substantially all of the assets used in connection with the Business; and

     WHEREAS, VTK has assigned its rights, effective August 23, 2002, under the Agreement to the Buyer hereunder; and

     WHEREAS, Buyer and Seller hereby desire to resolve and settle any and all issues remaining as stated herein between Seller and Buyer as of the date hereof; and

     WHEREAS, Buyer and Seller desire to amend the Purchase Agreement to clarify certain matters therein;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Settlement Matters. In consideration of any and all issues remaining as stated herein between Seller and Buyer as of the date hereof, Seller and Buyer hereby agree as follows:

          (a) Subject to the Seller's and Buyer's agreement in Paragraph 1(m) hereof, the Purchase Price shall be reduced by $800,000 for the resolution of all issues.

          (b) Buyer shall at no time assert any claim or cause of action of any kind, or seek any reduction in the Purchase Price, as a result of the past, present or future condition of the particular bulkhead located at Seller's shipyard in the southeastern area of the Pascagoula, Mississippi property near the 300-ton stiff-leg crane.

          (c) Buyer shall at no time assert any claim or cause of action of any kind, or seek any additional reduction in the Purchase Price, with respect to the Intangible Property as stated herein in Appendix A, and such Intangible Property shall be transferred from Seller to the Buyer at the Closing "as is" and "with all faults".

          (d) At no additional cost and at a time or times mutually convenient for Buyer and Seller, Buyer shall have the right to enter in, cross over, and freely move about the Three Rivers Facility, including, without limitation, the pier and the adjoining waterway on or near the Three Rivers Facility, as may be necessary or convenient solely in order for the Buyer and its representatives for a period of ninety (90) days after the Closing Date to take delivery (during such ninety-day period) of any or all items of Personal Property (together with the cranes, whether or not such cranes constitute personal property) at the Three Rivers Facility; provided, however, that Buyer shall incur all cost for removal of such Personal Property and such removal shall be accomplished without any damage or destruction to Seller's building or other property located on the Three Rivers Facility.

          (e) Buyer and Seller shall enter into the First Amended and Restated Agreement (Pasha Project) attached hereto as Appendix B (the "Pasha Agreement").

          (f) Seller shall prepare and deliver to Buyer prior to the Closing Date, and on or before three (3) business days after the Closing Date Seller shall file, a motion to assign, and alternatively to assume and assign, to Buyer that certain Agreement dated as of February 17, 2000, by and between ULJANIK Brodogradiliste d.d. and Halter Marine, Inc., (the "Uljanik Agreement"), with notice provided as required by Bankruptcy Court order and/or the Bankruptcy Code and Bankruptcy Rules, and shall thereafter seek a prompt hearing on such motion, and upon entry of an order, if any, granting such motion, to promptly transfer and/or assign all of Seller's rights, title and interests in the Uljanik Agreement to the Buyer for a consideration of one dollar ($1) only, subject to the payment of any "cure amounts", if any, due in respect of such agreement, which amounts shall be paid by such party as determined by the Bankruptcy Court, provided, that if the Bankruptcy Court determines that a cure amount shall be paid by Buyer, then Buyer shall retain the option to have the Uljanik Agreement assigned to Buyer (and if Buyer declines to have the Uljanik Agreement assigned to Buyer, then Seller shall not assume the Uljanik Agreement), all of the foregoing being without prejudice to any rights of third parties to seek or require an assignment and assumption of the Uljanik Agreement.

          (g) Seller agrees to amend the Approval Order (the "Amended Approval Order") to remove the $2 million valuation of Travelers Casualty and Surety Company of America's "Interest" in the Property being transferred to Buyer.

          (h) Seller shall prepare and deliver to Buyer prior to the Closing Date, and on or before three (3) business days after the Closing Date Seller shall file, a motion under Section 365 of the Bankruptcy Code seeking the assumption and assignment of the following Other Contracts listed on Exhibit "A-3" attached to the Purchase Agreement:

         (i) Confidential Proprietary Information Agreement, dated as of October 6, 1999, by and between FGHI and Kaman Aerospace International Corporation (SH-2G Helicopter). (Index # 1,621).

         (ii) Confidentiality Agreement, dated as of September 17, 1992, by and between Halter Marine, Inc. and Lockheed Sanders. (Index #1,652).

         (iii) Confidentiality and Non-Disclosure Agreement, dated as of April 19, 1999, by and between Halter Marine, Inc. and The University of Stellenbosch. (Index # 1,260).

          (i) On the Closing Date, Seller and Buyer each agree to execute appropriate assignment documents of the following Other Contract listed on Exhibit "A-3" attached to the Purchase Agreement and to have all obligations under such Other Contract assumed by Buyer; and the parties further agree to seek the novation of such Other Contract by the counterparties thereto and to substitute Buyer for any Seller as a party thereunder, where such third party consent is necessary to do so: Binding Letter of Commitment, dated as of August 28, 2001, by and between Non-Proliferation Trust Inc. and Halter Marine, Inc. (Index # 1,253).

          (j) Seller warrants that all necessary notices as required by the Purchase Agreement, other than the agreements described in Paragraphs 1(f), 1(h) and 1(i) above, have been sent.

          (k) Unless Buyer instructs Seller otherwise prior to Seller's removal, Seller shall remove on or before three (3) business days after the Closing Date any property belonging to the Manifest Group and McPherson Oil Company.

          (l) The Seller warrants that only the following parties may assert an interest, lien or claim in or to the Vessel (as such term is defined in the Pasha Agreement): (i) Pasha Hawaii Transport Lines LLC, (ii) Travelers Casualty and Surety Company of America, (iii) Foothill Capital Corporation,
     (iv) MARAD and (v) Hamworthy KSE. To the best of Seller's knowledge and belief after reasonable inquiry, Seller is aware of the parties that may assert an interest, lien or claim in or to the Vessel, the Inventory or the Excluded Inventory (as each such term is defined in the Pasha Agreement), with secured claim amounts in excess of $100,000 as set forth in the attached Appendix C.

          (m) Unless specifically stated in Paragraphs 1(b) through 1(k) hereof, nothing herein shall be deemed to be a waiver of any of either the Seller's or the Buyer's rights, interests and claims under the Purchase Agreement.

          (n) At such time as the Amended Approval Order becomes final and non-appealable, or upon Buyer's earlier waiver of such condition precedent, the Closing shall occur as stipulated under the Purchase Agreement (and the transaction documents contemplated by the Purchase Agreement shall be dated as of the Closing Date), and Buyer shall pay the Purchase Price, as adjusted pursuant to this Amendment and the terms of the Purchase Agreement, to Seller and/or the applicable escrow agents or title company on the Closing Date, or as mutually agreed.

2. Amendments.

     (a) Exhibit "A-1" to the Purchase Agreement is hereby amended by deleting the following therefrom: "3. Lease Agreement dated August 25, 1997, between Halter Marine, Inc. as Lessee and the Board of Education of the Harrison County School District, Mississippi covering 3.65 acres in the Southeast Quarter of
Section 16, Township 7 South, Range 11 West, Harrison County, Mississippi (10220 Three Rivers, Gulfport, Mississippi) [Index Number 1,311]".

     (b) Section 8.8 of the Purchase Agreement is hereby amended by deleting clause (ii) in its entirety and substituting the following therefore: "(ii) shall have caused replacement bonds to have been issued in favor of NOAA and held by Buyer's agent, Hughes, Watters & Askanase LLP from and after the Closing Date, until Buyer or Seller has been advised by NOAA that NOAA is prepared to execute a novation agreement in respect of such NOAA contract, at which time Buyer has instructed, and will continue to instruct, Hughes, Watters & Askanase LLP to deliver such bonds to NOAA upon the time of execution and delivery of the novation agreement, and Buyer shall cooperate with Seller to cause the release, as of the date of novation of the NOAA contract, of Seller's surety provided to NOAA with respect to such Other Contract (including Seller's letter of credit and cash escrow)".

     (c) Section 10.14 of the Purchase Agreement is hereby amended by deleting the phrase "Section 10.14 above" and replacing it with the following: "Section
10.13 above".

     (d) Section 9.1 of the Purchase Agreement is hereby amended by deleting the phrase "Section 10.2" and replacing it with the following: "Section 10.1".

     (e) Section 1.1.7 of the Purchase Agreement regarding the Halter-Bollinger Joint Venture is hereby amended by adding to the end of said Section the following:

          "Sellers commercially reasonable efforts shall be undertaken subsequent to the Closing and shall include consulting with the Buyer and the Creditors' Committee with respect to the Estates' options and intentions with respect to a sale, abandonment, or reorganization of Friede Goldman Halter, Inc., and its subsidiaries and affiliates which are debtors in the pending Chapter 11 cases, and in particular such entities that hold a membership or other interest in the HBJV, prior to filing an amended plan of reorganization which provides for such sale, abandonment or reorganization."

     (f) Section 3.7.2 of the Purchase Agreement is hereby amended by deleting the last sentence thereof and substituting the following therefor: "For purposes of compensating Buyer for a Loss as to Personal Property, the Specified Amount, as defined in Section 2.1.4, shall be the sole determinant of the amount of the Loss as to such Personal Property. For purposes of compensating Buyer for a Loss as to any Real Property or Inventory, the replacement cost of such Property shall be the sole determinant of the amount of the Loss as to such Property."

     (g) Section 9.3 of the Purchase Agreement is hereby amended by renaming the Section "Transfer of Title to Property" and adding to the end of said Section the following:

          "Subsequent to the Closing, Seller shall (a) execute, deliver and acknowledge such further bills of sale, endorsements, assignments, and other good and sufficient instruments of sale, transfer, assignment and conveyance and such further consents, certifications, affidavits, applications and assurances as the Buyer may reasonably request in order to vest in the Buyer all right, title and interest in the Property or otherwise to consummate and make effective the transactions contemplated by this Agreement, (b) in the event that on or after the Closing Date, Seller receives any mail, courier package, telegraph message, facsimile transmission, receipt, office action or other document from the United States Patent & Trademark Office, United States Copyright Office, any other government agency or otherwise, that relates to the Property, such documents shall be forwarded promptly after the date of receipt thereof to the Buyer at the location specified as the Buyer's address for notice in Section
          10.2 hereof, and (c) immediately direct or forward to the Buyer any third party telephone call that relates to the Property."

     (h) Exhibit "A-4.6" to the Purchase Agreement, as amended by Amendment No. 1 to the Purchase Agreement, dated July 23, 2002, is hereby further amended by being replaced in its entirety by a new Exhibit "A-4.6", which is set forth on Appendix D attached hereto and made a part hereof for all purposes.

     (i) Section 1.1.3 of the Purchase Agreement is hereby amended by adding to the end of said Section the following:

          "With respect to any items of Personal Property that are located at the Three Rivers Facility, Buyer shall have the right for ninety (90) days after the Closing Date to take delivery of any or all of such items of Personal Property at Buyer's cost and without damage to any property owned by Seller on or at the Three Rivers Facility, and in the event any of such Personal Property remains at the Three Rivers Facility after the 90-day period expires, then Seller shall be entitled to dispose of such remaining Personal Property in any way it determines."

     (j) Exhibit "A-3" to the Purchase Agreement is hereby amended by deleting the following therefrom: "209. Agreement dated as of February 17, 2000, by and between ULJANIK Brodogradiliste d.d. and Halter Marine Inc.".

     (k) In addition to any other adjustments to the Purchase Price provided for in the Purchase Agreement, the Purchase Price shall be reduced by Eight Hundred Thousand Dollars ($800,000).

     3. Continuation of Purchase Agreement. Except as modified by this Amendment, the Purchase Agreement shall continue in full force and effect.

     4. Counterparts. This Amendment may be signed in counterparts and may be executed by the exchange of facsimile signature pages.


                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 and Addendum to Asset Purchase Agreement as of the day and year first above written.

                              VT HALTER MARINE, INC.

                              By:  /s/ Alan Bragassam
                                 ----------------------------------------------
                                 Name:  Alan Bragassam
                                 Title: Authorized Representative

                              By:  /s/ Lim Siew Koon
                                 ----------------------------------------------
                                 Name:  Lim Siew Koon
                                 Title: Authorized Representative

                              FRIEDE GOLDMAN HALTER, INC.

                              By:  /s/ Robert Shepherd
                                  ---------------------------------------------
                                  Name:  Robert Shepherd
                                  Title: Executive Vice President-Administration

                              HALTER MARINE, INC., a Nevada corporation

                              By:  /s/ Robert Shepherd
                                 ----------------------------------------------
                                 Name:  Robert Shepherd
                                 Title: Executive Vice President-Administration

                              HALTER MARINE, INC., a Louisiana corporation

                              By:  /s/ Robert Shepherd
                                 ----------------------------------------------
                                 Name:  Robert Shepherd
                                 Title: Executive Vice President-Administration

                              HALTER MARINE SERVICES, INC.

                              By:  /s/ Robert Shepherd
                                 ----------------------------------------------
                                 Name:  Robert Shepherd
                                 Title: Executive Vice President-Administration

                              HALTER MARINE GULFPORT, INC.

                              By:  /s/ Robert Shepherd
                                 ----------------------------------------------
                                 Name:  Robert Shepherd
                                 Title: Executive Vice President-Administration

                              HALTER MARINE PASCAGOULA, INC.

                              By: /s/ Robert Shepherd
                                 ----------------------------------------------
                                 Name:  Robert Shepherd
                                 Title: Executive Vice President-Administration

                              GULF COAST FABRICATION, INC.

                              By: /s/ Robert Shepherd
                                 ----------------------------------------------
                                 Name:  Robert Shepherd
                                 Title: Executive Vice President-Administration

                              HALTER GULF REPAIR, INC.

                              By:  /s/ Robert Shepherd
                                 ----------------------------------------------
                                 Name:  Robert Shepherd
                                 Title: Executive Vice President-Administration

                                   APPENDIX A

Pending Patent Applications


                        Patent Name                                   Country           Application Number
                        -----------                                   -------           ------------------
1.   Bow Thruster Utility                                          United States          SN 09/626,893
2.   Low Wake Foil Assisted Vessel Utility                         United States          SN 09/615,251
3.   Method for Adding a Second Hull to a Vessel Utility           United States          SN 09/709,911
4.   Multiple Line Marine Handling Device Utility                  United States          SN 09/666,873
5.   Fast Fire Boat                                                United States          SN 09/733,127
6.   Articulated Tug Barge                                         United States          SN 09/766,092

Registered Trademarks and Pending Application

      Trademark Name          Country          Reg. Number
      --------------          -------          -----------
1.    KING COBRA            United States      USSN 76/099.590
                                               Pending
2.    XFPB                  United States      USSN 76/099.589
                                               Pending
3.    HALTER MARK V.        United States      USSN 76/099.587
                                               Pending

4.    SEAFLIGHT             United States      USSN 76/099.586
                                               Pending

                                   APPENDIX B

              FIRST AMENDED AND RESTATED AGREEMENT (PASHA PROJECT)

                                   APPENDIX C

                                     PARTIES

                        Pasha Hawaii Transport Lines LLC

                Travelers Casualty and Surety Company of America

                          Foothill Capital Corporation

                                      MARAD

                                  Hamworthy KSE

                                   APPENDIX D

                                LEGAL DESCRIPTION

Port Bienville
Hancock County, MS.

TRACT I
(Halter Marine, Inc.)

Lots 30 through 37, inclusive, PORT BIENVILLE INDUSTRIAL PARK, according to the map or plat thereof on file and of record in the office of the Chancery Clerk of Hancock County, Mississippi, in Plat Book 5, page 2-4 thereof, together with the right to dredge from the Harbor Limits Line to the existing industrial canal and all riparian rights pertaining thereto.

LESS AND EXCEPT, that parcel of property conveyed to Hancock County, Mississippi, by deed dated August 29, 2002, and depicted as Parcel "A" (being approximately 7.292 acres more or less and a part of Lot 36 and all of Lot 37, Port Bienville Subdivision, on file as Book 5, Pages 2-4, Hancock County, Mississippi) on the plat of survey dated May 9-15, 2002, prepared by Grant Houston Gilleon, P.L.S. 2590 of Wink, Incorporated, being more fully described as follows:

BEGIN at an iron rod at the Northeast corner of the aforementioned Lot 37 and run South 01 degree 12 minutes 58 seconds East along the east line of said Lot 37 for 663.50 feet to an iron rod at the Southeast corner of said Lot 37; thence run South 88 degrees 47 minutes 02 seconds West along the south line of said Lots 37 and 36 for 478.76 feet to an iron rod; thence run North 01 degree 12 minutes 58 seconds West for 663.50 feet to an iron rod on the north line of said Lot 36; thence run North 88 degrees 47 minutes 02 seconds East along the north line of said Lots 36 and 37 for 478.76 feet back to the POINT OF BEGINNING, containing 317,657 square feet, or 7.292 acres.

TRACT II
(Gulf Coast Fabrication, Inc.)

                                   Property 1.

Lots 40, 41 and 42 of the Port Bienville Industrial Park Plat, Hancock County, Mississippi, as per subdivision plat dated October 5, 1975 prepared by Fromberg Engineers for the Hancock County Port and Harbor Commission and recorded in Plat Book 5, pages 2-4 of the Deed Records of Hancock County, Mississippi.

                                   Property 2.

All that certain parcel of land being a portion of Lot 43 and a portion of Lot 49 of the Port Bienville Subdivision, as recorded in Book 5, Pages 2 through 4, dated January 21, 1975, in the Chancery Clerk's Office, Hancock County, Mississippi, being more fully described as follows:

                               Appendix D-Page 1

Commencing at the section corner common to section 24 and 25, T9S, R16W, and Sections 19 and 30, T9S, R15W; thence West 2,275.00 feet to a monument; thence North 50 degrees, 15 minutes, 32 seconds West 1,218.72 feet to the Northeast corner of Lot 48 of said Subdivision; thence North 44 degrees, 22 minutes, 27 seconds East 2,388.56 feet to a point; thence North 00 degrees, 41 minutes, 16 seconds East 572.18 feet to a point; thence South 88 degrees, 47 minutes, 02 seconds West 1,122.00 feet to the point of beginning; from the point of beginning proceed South 01 degree, 12 minutes, 58 seconds East 100.00 feet to a point; thence South 88 degrees, 47 minutes, 02 seconds West 328.50 feet to a point; thence North 01 degree, 12 minutes, 58 seconds West 400.00 feet to a point; thence North 88 degrees, 47 minutes, 02 seconds East 328.50 feet to a point; thence South 01 degree, 12 minutes, 58 seconds East 300.00 feet to the point of beginning; containing in all 3.02 acres of land, more or less.

                                   Property 3.

A part of Lot 49 of Port Bienville Subdivision, Hancock County, Mississippi, depicted as Parcel "B" (being approximately 7.718 acres more or less and a part of Lot 49 Port Bienville Subdivision, on file as Book 5, Pages 2-4 Hancock County, Mississippi) on the plat of survey dated May 15, 2002, prepared by Grant
H. Gilleon, P.L.S. 2590 of Wink, Incorporated, and being more particularly described as follows:

COMMENCE at an iron pipe at the southeast corner of Lot 43, Port Bienville Subdivision, Hancock County, Mississippi, as per the map or plat thereof on file in Plat Book 5, Pages 2 through 4 at the office of the Chancery Clerk at the Court House in Bay St. Louis, Hancock County, Mississippi and run South 01 degree 12 minutes 58 seconds East along a projection of the east line of said Lot 43 for 100.00 feet to an iron rod for the POINT OF BEGINNING.

From said POINT OF BEGINNING run South 01 degree 12 minutes 58 seconds East along a projection of the east line of said Lot 43 for 100.00 feet to an iron rod on the north line of Lot 36 of said Port Bienville Subdivision: thence run South 88 degrees 47 minutes 02 seconds West along the north line of Lots 30 through 36 of said subdivision for 1962.42 feet to an iron rod at the northwest corner of Lot 30 of said subdivision; thence run North 48 degrees 19 minutes 52 seconds East for 308.25 feet to an iron rod at the southwest corner of Lot 40 of said subdivision: thence run North 88 degrees 47 minutes 02 seconds East along the south line of Lots 40, 41 and 42 for 1399.31 feet to an iron rod at the southeast corner of said Lot 42: thence run South 01 degree 12 minutes 58 seconds East along a projection of the east line of said Lot 42 for 100.00 feet: thence run North 88 degrees 47 minutes 02 seconds East for 328.50 feet back to the POINT OF BEGINNING, containing 336,181 square feet, or 7.718 acres.

                                   Property 4.

A part of Lot 43 of Port Bienville Subdivision, Hancock County, Mississippi, depicted as Parcel "C" (being approximately 3.131 acres more or less and a part of Lot 43 Port Bienville Subdivision, on file as Book 5, Pages 2-4 Hancock County, Mississippi) on the plat of survey dated May 15, 2002, prepared by Grant
H. Gilleon, P.L.S. 2590 of Wink, Incorporated, and being more particularly described as follows:

                               Appendix D-Page 2

COMMENCE at an iron pipe at the southeast corner of the aforementioned Lot 43, and run North 01 degree 12 minutes 58 seconds East along the east line of said Lot 43 for 300.00 feet to an iron rod for the POINT OF BEGINNING.

From said POINT OF BEGINNING run South 88 degrees 47 minutes 02 seconds West for
328.50 feet to an iron rod on the west line of said Lot 43; thence run North 01 degree 12 minutes 58 seconds West along the west line of said Lot 43 for 438.50 feet to an iron rod at the northwest corner of said Lot 43; thence run North 88 degrees 47 minutes 02 seconds East along the north line of said Lot 43, for
188.88 feet to an iron rod; thence run South 46 degrees 12 minutes 52 seconds East along the north line of said Lot 43 for 106.07 feet to an iron rod; thence run North 88 degrees 47 minutes 02 seconds East along the north line of said Lot 43 for 64.62 feet to an iron rod at the northeast corner of said Lot 43; thence run South 01 degree 12 minutes 58 seconds East along the east line of said Lot 43 for 363.50 feet back to the POINT OF BEGINNING, containing 136,389 square feet, or 3.131 acres.

                               Appendix D-Page 3